UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2007 (June 7, 2007)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.	Other Events.

On June 7, 2007, OMNI Energy Services Corp. (“OMNI”) announced the completion of the acquisition of certain assets of Bailey Operating, Inc. (“BOI”) for $1.3 million in cash and $0.5 million in a subordinated promissory note. The promissory note matures three years from closing and accrues interest at the rate of 5% per annum. The cash portion of the purchase price came from available working capital funds under OMNI’s revolving line of credit.

The assets acquired include a salt water disposal well, related permits and well-site equipment located on approximately five acres of land in Bowie, Texas. OMNI currently operates two salt water disposal wells in Louisiana through its recent acquisition of Charles Holston, Inc. For the fiscal year ended December 31, 2006, BOI reported earnings before interest, taxes, depreciation and amortization of $0.7 million on revenues of $1.2 million.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

99.1	Press release dated June 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: June 13, 2007
	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President